Exhibit 10.104
HSM SERVICES AGREEMENT

THIS HSM SERVICES AGREEMENT (“Agreement”) is made and entered into effective October 1, 2020 by and among MARATHON PETROLEUM COMPANY LP (“MPCLP”), MARATHON PETROLEUM SUPPLY AND TRADING LLC (“MPST”), and HARDIN STREET MARINE LLC (“HSM”) (each a “Party” and together the “Parties”).

WHEREAS, effective October 1, 2020 (the “Transition Date”), MPST will become MPCLP’s sole supplier and dealer of crude oil and condensate (“Crude Oil”) that is processed at the refineries owned and operated by MPCLP, Catlettsburg Refining, LLC and Blanchard Refining Company LLC, and, in the capacity as sole supplier and dealer, MPST will procure all such Crude Oil on its own behalf (“Crude Procurement”);

WHEREAS, MPCLP is a party to certain agreements, identified below, with HSM that include services related to the transportation of Crude Oil and other commodities by inland river barge as well as services related to loss control;

WHEREAS, it is necessary for MPST to utilize the services offered by HSM under these agreements as part of its Crude Procurement; and

WHEREAS, the Parties have executed this Agreement to document the arrangements necessary to facilitate MPST’s utilization of these services.

NOW, THEREFORE, the Parties agree as follows:
1.HSM Agreements.

1.1.MPCLP and HSM are party to: (i) an Amended and Restated Transportation Services Agreement effective January 1, 2015, as amended (the “TSA”), under which HSM provides MPCLP inland and intercoastal marine transportation and related services using equipment owned or operated by HSM; (ii) a Second Amended and Restated Management Services Agreement effective February 10, 2020 (the “MSA”), under which HSM acts on behalf of MPCLP to perform certain management services related to inland and intercoastal marine transportation, including the chartering and scheduling of marine equipment on behalf of MPCLP; and (iii) a Loss Control Services Agreement effective February 10, 2020 (the “Loss Control Agreement”), under which HSM performs certain loss control services including quantity assurance, risk management, compliance, and project support for measurement and oversight functions at commodity custody transfer points related to minimizing and monitoring losses in commodity logistics and trading. The TSA, MSA and Loss Control Agreement are referred to collectively as the “HSM Agreements”.
1.2.The HSM Agreements do not separate the services performed by HSM on a commodity-by-commodity basis. MPCLP will still utilize the HSM Agreements on and after the Transition Date for transportation and loss control services for commodities other than Crude Oil.
2.Crude Services.
2.1.On and after the Transition Date, HSM and MPCLP will permit MPST to request services from HSM under the HSM Agreements, as necessary in support of MPST’s Crude Procurement (the “Crude Services”). When requesting Crude Services, MPST shall be entitled to all the same rights as MPCLP under the HSM Agreements, subject to Section 2.4. MPST will also be bound by the same obligations as MPCLP under the HSM Agreements, subject to Section 3.
2.2.HSM will perform the Crude Services in accordance with the HSM Agreements as if MPST were a party, with the same rights as MPCLP, to each of the HSM Agreements, as applicable.

Notwithstanding anything to the contrary in the HSM Agreements, MPST is an intended third-party beneficiary to each of the HSM Agreements for the purpose of enforcing all the rights afforded to it.
2.3.To the extent any loss or claim arises as part of HSM’s performance of the Crude Services for which indemnification can be sought under the HSM Agreements, the obligation to indemnify will be enforceable directly by or against MPST, as applicable. HSM releases and waives any and all claims HSM may have against MPCLP that arise from the Crude Services.
2.4.The dollar value limitation of liability in each of the HSM Agreements will apply to MPCLP and MPST collectively and not individually. If MPST seeks indemnification from HSM for a loss or claim, then MPST and MPCLP will allocate such limit between them, at their sole discretion.
2.5.To the extent Crude Services include the chartering of marine equipment for the transportation of Crude Oil under the MSA, HSM will charter that marine equipment in the name of MPCLP to allow for the flexible use of such equipment between Crude Oil and other commodities.
3.Allocation of Fees. MPCLP will remain responsible for all payment of fees under the HSM Agreements, including fees for Crude Services. MPST will pay MPCLP on a monthly basis via intercompany clearing process for those fees attributable to Crude Services.
4.Term. This Agreement shall be effective from the Transition Date and continue month-to-month thereafter, until terminated by any Party providing 30 days’ prior written notice of termination.
5.Amendment. This Agreement may only be amended, modified or supplemented by a written instrument signed by the Parties.
6.Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter and all proposals, negotiations and representations with reference thereto are merged within.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

MARATHON PETROLEUM COMPANY LP    MARATHON PETROLEUM SUPPLY AND
By MPC Investment LLC, its general partner    TRADING LLC

By:	/s/ R. Hessling	By:	/s/ Dana Holding

Name:	R. D. Hessling	Name:	Dana Holding

Title:	Senior Vice President	Title:	Vice President

HARDIN STREET MARINE LLC

By:	/s/ Michael Todd Sandifer

Name:	Michael Todd Sandifer

Title:	President